UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014 (April 30, 2014)

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 5, 2014, National CineMedia, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal first quarter ended March 27, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

An Annual Meeting of the stockholders of the Company was held on April 30, 2014. The matters that were voted upon at the Company’s Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, where applicable, are set forth below. Each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting was approved.

Proposal #1 Election of Class I Directors

Name	For	Withhold	Broker Non-Votes
Kurt C. Hall	50,725,537	3,418,809	1,397,618
Lawrence A. Goodman	51,659,363	2,484,983	1,397,618
Scott N. Schneider	51,763,526	2,380,820	1,397,618

Proposal #2 Advisory Approval of the Company’s Executive Compensation

For	Against	Abstentions	Broker Non-Votes
53,607,297	410,936	126,113	1,397,618

Proposal #3 Ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the 2014 fiscal year ending January 1, 2015

For	Against	Abstentions	Broker Non-Votes
55,484,546	40,128	17,290	—

The following directors’ terms continued after the Annual Meeting of Stockholders:

Class II directors – David R. Haas, James R. Holland Jr., Stephen L. Lanning and Paula Williams Madison

Class III directors – Amy E. Miles, Lee Roy Mitchell and Craig R. Ramsey

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of National CineMedia, Inc. dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: May 5, 2014	By:	/s/ Ralph E. Hardy
Ralph E. Hardy
Executive Vice President, General Counsel and Secretary